UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Titan International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

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4)	Date Filed:

Titan International, Inc.
2701 Spruce Street • Quincy, Illinois 62301

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
Meeting Date:                     , 2008
To Titan Stockholders:
A Special Meeting of Stockholders (the “Special Meeting”) of Titan International, Inc., an Illinois corporation (“Titan” or the “Company”), is to be held on                     ,                     , 2008, at     :00 a.m. Eastern Daylight Savings Time, at                                         , to consider and act upon the following matters:
1)	To approve the issuance of up to 9,000,000 shares of the Company’s Common Stock in connection with a proposed offer to purchase up to all of the outstanding ordinary shares of 40p each of Titan Europe Plc; and

2)	To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.
The Company’s board of directors has fixed the “record date” to be the close of business on                     , 2008. Only those stockholders whose names appear of record at the Company’s close of business on                     , 2008, as holders of record of the Company common stock, are entitled to receive notice of and to vote at the Special Meeting or any adjournments thereof.
All stockholders are invited to attend the Special Meeting. Stockholders can help the Company avoid unnecessary costs and delay by completing and promptly returning the enclosed proxy card. Alternatively, you may authorize a proxy by using telephone or Internet options as instructed on the proxy card. If you vote by telephone or Internet, you do not need to mail back your proxy card. The presence, in person or by properly executed proxy, of the majority of common stock outstanding on the record date is necessary to constitute a quorum at the Special Meeting.
Meeting Attendance: Please note that if you are attending the Special Meeting, proof of Titan common stock ownership as of the record date must be presented, in addition to valid photo identification.
Please Vote: Every stockholder’s vote is important. Whether or not you intend to be present at the Special Meeting, please complete, sign, date and return the enclosed proxy card in the enclosed return envelope, which requires no postage if mailed in the United States. Telephone and Internet voting are also offered.

By Order of the Board of Directors,
/s/ CHERI T. HOLLEY
Quincy, Illinois	Cheri T. Holley
, 2008	Secretary

Notice of Special Meeting of Stockholders	Cover

General Matters	1

Voting Procedures	1

Proposal #1 — Approval of the issuance of up to 9,000,000 shares of the Company’s Common Stock in connection with a proposed offer to purchase up to all of the outstanding ordinary shares of 40p each of Titan Europe PLC	4

Security Ownership of Certain Beneficial Owners and Management	7

Other Business	7

Stockholder Proposals	8

Householding Information	8

Cost of Proxy Solicitation	8

Where You Can Find More Information	8

Incorporation of Information Filed with the SEC	9

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
TITAN INTERNATIONAL, INC.
Meeting Date:                     , 2008
GENERAL MATTERS
This Proxy Statement is being furnished to the stockholders of Titan International, Inc. (“Titan” or the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held on                     , 2008, at the time and place and for the purposes set forth in the accompanying Notice of Special Meeting, and at any adjournment or postponement of that meeting. This Proxy Statement and accompanying form of proxy will be first mailed to stockholders on or about                     , 2008.
VOTING PROCEDURES
Qualifications to Vote
Holders of shares of common stock of the Company (“Common Stock”) at the close of business on                     , 2008, (the “Record Date”) will be entitled to receive notice of and vote at the Special Meeting.
Shares Entitled to Vote
On the Record Date of                     , 2008, there were                      shares of the Company’s Common Stock outstanding which will be entitled to vote at the Special Meeting.
Votes per Share
Holders of the Company’s Common Stock (the “Common Stockholders”) are entitled to one vote per share of Common Stock they held of record on the Record Date on each matter that may properly come before the Special Meeting.
Time and Place
The Special Meeting of Stockholders of Titan International, Inc., an Illinois corporation, will be held on                     ,                     , 2008, at ___:00 a.m. Eastern Daylight Savings Time, at                     .
Meeting Attendance
Please note that if you are attending the Special Meeting, proof of Titan common stock ownership as of the Record Date of                     , 2008, must be presented, in addition to valid photo identification.
Proposals Requiring Vote
To consider and act upon the following matter:

✓	Proposal #1: To approve the issuance of up to 9,000,000 shares of the Company’s Common Stock in connection with a proposed offer to purchase up to all of the outstanding ordinary shares of 40p each of Titan Europe Plc (“Titan Europe”);
and such other business as may properly come before the Special Meeting of Stockholders or any adjournments or postponements thereof.

Voting by Proxy
Stockholders are asked to complete and promptly return the enclosed proxy card by mail or authorize a proxy by using telephone or Internet options as instructed on the proxy card. If you vote by telephone or Internet, you do not need to mail back your proxy card.
Recommendations by Board of Directors
The Board of Directors unanimously recommends that you vote FOR the following proposal:
Proposal #1: To approve the issuance of up to 9,000,000 shares of the Company’s Common Stock in connection with a proposed offer to purchase up to all of the outstanding ordinary shares of 40p each Titan Europe.
Quorum
Common Stockholders of record on the Record Date are entitled to cast their votes in person or by properly executed proxy at the Special Meeting. The presence, in person or by properly executed proxy, of the Common Stockholders holding a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Special Meeting. Abstentions and “broker non-votes” (in cases when a broker has delivered a proxy that does not have authority to vote on the proposal in question) are counted as present in determining whether or not there is a quorum. If a quorum is not present at the time the Special Meeting is convened, the Company may adjourn or postpone the Special Meeting.
Procedures
All Common Stock represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting and not properly revoked will be voted at the Special Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR Proposal #1, and persons designated as proxies will vote with their best judgment on such other business as may properly come before the Special Meeting. The Board of Directors does not know of any matters that will come before the Special Meeting other than that described in the Notice of Special Meeting attached to this Proxy Statement.
Vote Required to Approve Proposal
Proposal #1: The votes of Common Stockholders holding a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting is required for the approval of the issuance of up to 9,000,000 shares of the Company’s Common Stock in connection with a proposed offer to purchase up to all of the outstanding ordinary shares of 40p each Titan Europe.
Abstentions are counted in the number of shares present in person or represented by proxy for purposes of determining whether a proposal has been approved, and so are equivalent to votes against a proposal (other than the election of directors). Broker non-votes will have no impact on the outcome of any of the matters to be considered at the Special Meeting.
Revoking a Proxy
Any proxy given pursuant to this solicitation may be revoked at any time before it is voted. Common Stockholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a duly executed revocation and proxy bearing a later date or by voting in person by written ballot at the Special Meeting. Attendance at the Special Meeting will not of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to: Cheri T. Holley, Secretary of Titan International, Inc., 2701 Spruce Street, Quincy, Illinois 62301.
Cost of Proxy Solicitation
The costs of solicitation of proxies will be borne by the Company. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of the Company’s Common Stock held of record by such persons, and will be reimbursed by the Company for reasonable expenses incurred therewith.
Company’s Transfer Agent
The Company’s transfer agent is LaSalle Bank, N.A., P.O. Box 3319, South Hackensack, NJ 07606-1919, their telephone number is (888) 606-3971.

Vote Tabulation
The Company’s stock transfer agent, LaSalle Bank, N.A. will judge the voting and be responsible for determining whether or not a quorum is present and tabulate votes cast by proxy or in person at the Special Meeting.
Voting Results
The Company will announce preliminary voting results at the Special Meeting and publish final results in our quarterly report on Form 10-Q for the                      quarter of 2008 or in an earlier filed Form 8-K.
Please Vote
Every stockholder’s vote is important. Whether or not you intend to be present at the Special Meeting, please complete, sign, date and return the enclosed proxy card in the enclosed return envelope, which requires no postage if mailed in the United States. Telephone and Internet voting are also offered.

✓ PROPOSAL #1 -	To approve the issuance of up to 9,000,000 shares of the Company’s Common Stock in connection with a proposed offer to purchase up to all of the outstanding ordinary shares of 40p each of Titan Europe Plc
The Board of Directors recommends that stockholders vote FOR the approval of the issuance of up to 9,000,000 shares of the Company’s Common Stock in connection with a proposed offer to purchase up to all of the outstanding ordinary shares of 40p each of Titan Europe Plc.
General
The Board of Directors seeks stockholder approval of the issuance of up to 9,000,000 shares of the Company’s Common Stock (the “Shares”) in connection with a proposed offer to purchase up to all of the outstanding ordinary shares of 40p each of Titan Europe. See “Titan Europe” and “The Proposed Offer” below. Stockholder approval of the issuance Shares is required under Rule 312.03(c)(1) and (2) of the New York Stock Exchange (“NYSE”). That Rule states that shareholder approval is a prerequisite if upon the issuance (1) the common stock has, or will have upon issuance, voting power equal to or in excess of 20 percent of the voting power outstanding before the issuance of such stock; or (2) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20 percent of the number of shares of common stock outstanding before the issuance of the common stock. The Company intends that the Shares, if and when issued, will be registered under the Securities Act of 1933, as amended and listed on the NYSE.
The Company’s Common Stock
The Company’s authorized capital stock consists of 60,000,000 shares of Common Stock, without par value, and 4,000,000 shares of preferred stock, without par value. As of                     , 2008,                     shares of Common Stock were outstanding. No shares of preferred stock are issued and outstanding.
The following description of the Company’s Common Stock and certain provisions of its articles of incorporation is a summary. The description below is qualified in its entirety by the provisions of the Company’s articles of incorporation, which have been filed as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, and the provisions of its bylaws and the applicable provisions of the Illinois Business Corporation Act. For information on how to obtain copies of the Company’s articles of incorporation and bylaws, see “Where You Can Find More Information.”
The issued and outstanding shares of the Company’s Common Stock are validly issued, fully paid, and nonassessable. Holders of shares of the Company’s outstanding Common Stock are entitled to receive dividends if the Board of Directors decides to declare any dividends. The Company’s Common Stock is neither redeemable nor convertible, and there are no preemptive rights. Upon the Company’s liquidation, dissolution, or winding up, holders of shares of its Common Stock are entitled to receive, pro rata, the Company’s assets that are legally available for distribution, after payment of all debts and other liabilities. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. The Company’s articles of incorporation do not allow for cumulative voting in the election of directors.
The rights of the holders of the Company’s Common Stock are subject to, and may be adversely affected by, the rights of holders of shares of any preferred stock that the Company may designate and issue in the future.
The Company’s bylaws provide that special meetings of its stockholders may be called only by its Chairman of the Board, President, Board of Directors or by the holders of not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is being called or the purpose or purposes stated in the meeting notice.
The authorized but unissued shares of Common Stock and preferred stock are available for future issuance without stockholder approval (except as may be required by applicable law or the rules of the NYSE). These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.
The Company’s Common Stock is traded on the NYSE under the symbol TWI. The closing price for the Company’s Common Stock was $ ___on ___, 2008, the last trading day before the date of this proxy statement.
Titan Europe
General
The information regarding Titan Europe contained in this proxy statement has been derived by the Company from information which is publicly available, and has not been provided by Titan Europe. Titan Europe has not reviewed or approved this proxy statement.
Titan Europe is registered in England with Registered No. 301 8340. The ordinary shares of 40p each of Titan Europe are admitted to trading on the AIM market of the London Stock Exchange under the symbol TSW. The closing price for Titan Europe’s ordinary shares was ___pence (approximately US$___) on ___, 2008, the last trading day before the date of this proxy statement.
Titan Europe and its subsidiaries (the “Titan Europe Group”) is an international group of companies manufacturing wheels, undercarriage components and assemblies for tracked and wheeled “off-road” vehicles. This includes machines for the agricultural, construction and mining industries. The Titan Europe Group also supplies “wet brake systems” for the agricultural industry, and distributes tires, and wheel and tire assemblies providing a logistical service to major agricultural and construction original equipment manufacturers.
The facilities for manufacturing wheels are based in Italy, France, Germany, Australia and the U.K., and include a 35.9% shareholding in Wheels India, an Indian wheel manufacturer quoted on the National Stock Exchange of India Limited.
Crawlers and undercarriage components are manufactured in the USA, Brazil, Spain, Italy, Germany and China and sold under the well known brand names ITM, Â Pyrsa and Shark.
Relationship of Titan Europe to the Company
The Company owned 100% of Titan Europe prior to April 2004 (through Titan Luxembourg Sarl, a wholly-owned subsidiary of the Company). In April 2004, a majority of Titan Europe was sold to the public on the AIM market in London, England. Currently, the Company owns 14,306,624 ordinary shares or 17.3 percent of the outstanding ordinary shares of Titan Europe.
Maurice M. Taylor Jr., the Chairman and Chief Executive Officer of the Company, is the Non-Executive Chairman of Titan Europe and a member of its Board of Directors. Mr. Taylor is also the Chairman of the remuneration and nomination committees of Titan Europe’s Board of Directors and a member of its audit committee.
J. Michael A. Akers, a member of the Board of Directors of the Company, is the Chief Executive of Titan Europe and a member of its Board of Directors.
Erwin H. Billig, a member of the Board of Directors of the Company, is a Non-Executive Director of Titan Europe. He is a member of the audit, remuneration and nomination committees of Titan Europe’s Board of Directors.
Due to the relationship of Mr. Taylor, Mr. Akers, and Mr. Billig, to both the Company and Titan Europe, they are not considered independent directors.
Titan Europe Information
Titan Europe’s website address is http://www.titaneurope.com. Reports on Titan Europe may be accessed on this website, including Titan Europe’s unaudited preliminary results for the year ended December 31, 2007. Information contained on Titan Europe’s website shall not be deemed to be incorporated herein by reference.

The Proposed Offer
Reasons for the Proposed Offer
The Company wishes, subject to the conditions referenced below, to make a tender offer to acquire up to all of the outstanding shares of Titan Europe (the “Proposed Offer”), subject to the conditions described below in “Conditions to Proposed Offer.” The Company believes that there is compelling logic in the acquisition of Titan Europe. In the approximately four years since its spin-off from the Company, Titan Europe has more than doubled in size and has established itself as a global supplier to the construction, mining, earth moving and agricultural sectors. The Company believes that there is a strong complementary fit between Titan International, Inc. and Titan Europe Plc and that they could achieve greater revenue growth and increased profitability than on a standalone basis. This would give Titan International, Inc. a worldwide distribution network for its Giant off-the-road (“OTR”) tire and wheel products.
How the Proposed Offer May Be Made
Before the Proposed Offer may be made, the Company’s stockholders need to approve the issuance of up to 9,000,000 shares of the Company’s Common Stock to acquire Titan Europe. If the Company’s stockholders approve this issuance, then the Company may proceed with the Proposed Offer. In general, this would require a letter to be written to the Board of Directors of Titan Europe from the Chairman and CEO of the Company. The letter offer would state that the Company would trade one (1) share of the Company’s Common Stock for a minimum of eight (8) ordinary shares of 40p each of Titan Europe, as determined by the Company’s Board of Directors at the time of the making of the offer. If the Board of Directors of Titan Europe recommends the Proposed Offer to its shareholders, then under the Code, the Company would make a public offer and make certain filings pursuant to the Code. These filings would then start certain time limits for the offer to be accepted by Titan Europe’s shareholders. If the Proposed Offer receives the approval of shareholders of Titan Europe holding at least 51 percent of its ordinary shares, then the offer will go through if all other conditions are met. The Proposed Offer would be made pursuant to the (London) City Code on Takeovers and Mergers (“Code”).
Conditions to Proposed Offer
The making of the Proposed Offer will be subject to a determination by the Company’s Board of Directors, after consideration of all material facts, that at such time, the Proposed Offer will be advisable, fair to, and in the best interests of the Company and its stockholders. There would be other pre-conditions, including due diligence; the unanimous recommendation of the Board of Directors of Titan Europe to its shareholders; written confirmation that the consummation of the offer would not invoke the change of control provision under Titan Europe’s credit facility; approval of shareholders of Titan Europe holding at least 51 percent of its ordinary shares, and receipt of all required regulatory approvals. The approval of the Company’s lenders is also required under the terms of the Company’s $250 million revolving credit facility dated July 23, 2004, as amended, with agent LaSalle Bank National Association (a Bank of America company). There can be no assurance that these conditions will be met and that the Proposed Offer will be made, or that it will be successful if made. The Company may waive a pre-condition as long as it does not violate a government regulation, existing contract or other requirement under the law.
Stockholder Approval
The Board of Directors of the Company seeks stockholder approval of the issuance of the Shares in connection with the Proposed Offer. The approval of the Proposed Offer by the Company’s stockholders is not required by any laws, rules or regulations applicable to the Company or by its articles of incorporation or bylaws, and will not be sought.
Appraisal Rights and Further Stockholder Approval
If the Company’s Board of Directors determines that it will proceed with the Proposed Offer and the Company’s stockholders approve the issuance of the Shares, the Company’s stockholders will not have any dissenters’ rights of appraisal or similar rights of appraisal, and no further authorization of the Company’s stockholders will be required to approve the issuance of the Shares or the transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of March 14, 2008, by (i) each person who is known by the Company to own beneficially more than 5% of the Company’s common stock, (ii) each director and nominee for director, (iii) each of the named executive officers, and (iv) all directors and executive officers as a group.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number (a)		Percent
Dawson Herman Capital Management Inc.	2,923,800	(b)	10.7%
354 Pequot Avenue Southport, CT 06890

Luxor Capital Group, LP	1,886,331	(c)	6.9%
767 Fifth Avenue, 19th Floor New York, NY 10153

Citadel Investment Group LLC	1,560,251	(d)	5.7%
131 S. Dearborn Street, 32nd Floor Chicago, Illinois 60603

Cheyne Capital Management (UK) LLP	1,500,000	(c)	5.5%
Stornoway House, 13 Cleveland Row, London, England SW1A 3DH

Named Executive Officers & Directors

Anthony L. Soave	715,500		2.6%

Maurice M. Taylor Jr.	624,122	(e)	2.3%

Richard M. Cashin Jr.	365,429		1.3%

Mitchell I. Quain	154,800		*

Albert J. Febbo	46,000		*

Kent W. Hackamack	45,000		*

Erwin H. Billig	43,000		*

Ernest J. Rodia	250		*

J. Michael A. Akers	0		*

Cheri T. Holley	0		*

All named executive officers & directors as a group (ten persons)	1,994,101		7.1%

*	Less than one percent.

(a)	Except for voting powers held jointly with a person’s spouse, represents sole voting and investment power unless otherwise indicated. Includes unissued shares subject to options exercisable within 60 days after December 31, 2007, as follows: Mr. Taylor, 251,630 shares; Mr. Quain, 46,000 shares; Mr. Soave, 46,000 shares; Mr. Cashin, 37,000 shares; Mr. Hackamack, 35,000 shares; Mr. Febbo, 28,000 shares; Mr. Billig, 27,000 shares; all named executive officers and directors as a group, 470,630 shares.

(b)	Based on information contained in a Schedule 13F filed with the Securities and Exchange Commission on February 14, 2008.

(c)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008.

(d)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 18, 2008.

(e)	Includes 208,476 shares held jointly by Mr. Taylor and his wife as to which they share voting and dispositive power. Also includes 164,016 shares held by Mr. Taylor as to which he has sole voting and dispositive power.

OTHER BUSINESS
The Board of Directors does not intend to present at the Special Meeting any business other than the items stated in the “Notice of Special Meeting of Stockholders” and does not know of any matters to be brought before the Special Meeting other than that referred to above. If, however, any other matters properly come before the Special Meeting requiring a stockholder vote, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

STOCKHOLDER PROPOSALS
Any proposal to be presented at the 2009 Annual Meeting of Stockholders must be received at the principal executive offices of the Company no later than December 1, 2008, in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such Annual Meeting of Stockholders. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission relating to stockholder proposals, and it is suggested that proponents of any proposals submit such proposals to the Company sufficiently in advance of the deadline by Certified Mail-Return Receipt Requested.
If a stockholder intends to present a proposal at the Company’s 2009 Annual Meeting of Stockholders without the inclusion of such proposal in the Company’s proxy material and written notice of such proposal is not received by the Company on or before February 12, 2009, proxies solicited by the Board of Directors for the 2009 Annual Meeting of Stockholders will confer discretionary authority to vote on such proposal if presented at the meeting. Stockholders’ proposals should be sent to: Cheri T. Holley, Secretary of Titan International, Inc., 2701 Spruce Street, Quincy, IL 62301. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
HOUSEHOLDING INFORMATION
Pursuant to rules of the Securities and Exchange Commission, services that deliver Company communications to stockholders that hold their stock through a bank, broker or other holder of record, may deliver a single copy of the Company’s Proxy Statement to multiple stockholders sharing the same address. Upon written request, the Company will promptly deliver a separate copy of the Proxy Statement to any stockholder at a shared address. Stockholders may notify the Company of their requests by writing to Titan International, Inc., attention Investor Relations, 2701 Spruce Street, Quincy, IL 62301.
COST OF PROXY SOLICITATION
The costs of solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone, facsimile or electronic mail, by directors, officers or regular employees of the Company, without additional compensation. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of the Company’s Common Stock held of record by such persons, and will be reimbursed by the Company for reasonable expenses incurred therewith.
WHERE YOU CAN FIND MORE INFORMATION
The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (“Exchange Act”), and is required to file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). These reports, proxy statements and other information may be inspected and copied at the Public Reference Room maintained by the SEC in Washington, D.C. (100 F Street N.E., Washington, D.C. 20549). Copies of such materials can be obtained from the SEC’s Public Reference Room at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at (800) SEC 0330. The Company’s SEC filings are also available to the public over the SEC website located at http://www.sec.gov.
The information the Company files electronically with the SEC may also be accessed through the Company’s website at http://www.titan-intl.com. Information contained on the Company’s website shall not be deemed to be incorporated herein by reference.

INCORPORATION OF INFORMATION FILED WITH THE SEC
The SEC permits the Company to incorporate in this proxy statement “by reference” information contained in documents that it files with the SEC, which means that the Company can disclose important information in this proxy statement by referring its stockholders to those other documents.
The Company incorporates by reference in this proxy statement the following portions of its Annual Report on Form 10-K for the year ended December 31, 2007:
•	Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Item 7A — Quantitative and Qualitative Disclosures about Market Risk

•	Item 9 — Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

•	The Company’s financial statements, which include:
Management’s Responsibility for Financial Statements and Report on Internal Control Over Financial Reporting
Report of Independent Registered Public Accounting Firm
Consolidated Statements of Operations for the years ended December 31, 2007, 2006 and 2005
Consolidated Balance Sheets at December 31, 2007 and 2006
Consolidated Statements of Changes in Stockholders’ Equity for the years ended December 31, 2005, 2006 and 2007
Consolidated Statements of Cash Flows for the years ended December 31, 2007, 2006 and 2005
Notes to Consolidated Financial Statements
Any document that the Company files with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the Special Meeting (other than any portion of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) that updates the information incorporated by reference is incorporated by reference in this proxy statement. Information in these subsequent SEC filings will be deemed to be incorporated by reference as of the date the Company makes the filing.
PricewaterhouseCoopers LLP has served the Company as independent registered public accounting firm during the year ended December 31, 2007, and has been selected by the Audit Committee to serve as the independent registered public accounting firm for the present year of 2008.
We will provide without charge to each person (including any beneficial owner) to whom a copy of this proxy statement is delivered, upon the written or oral request of any such person, and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents incorporated into this proxy statement by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents, or referred to in this proxy statement. Requests should be directed to:
Cheri T. Holley
Vice President, Secretary, and General Counsel
Titan International, Inc.
2701 Spruce Street • Quincy, IL 62301
(217) 228-6011

By Order of the Board of Directors,
/s/ CHERI T. HOLLEY
Quincy, Illinois	Cheri T. Holley
, 2008	Secretary

Titan International, Inc.
2701 Spruce Street • Quincy, IL 62301
www.titan-intl.com